UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2011
Apartment Trust of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4901 Dickens Road, Suite 101, Richmond, Virginia 23230
(Address of principal executive offices)
(Zip Code)

(804) 237-1335
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On April 4, 2011, Apartment Trust of America, Inc. (the “Company,” “we,” “us” or “our”) distributed a letter to stockholders regarding the payment of the Company’s February distribution to its stockholders. The letter stated, in relevant part, that on March 25, 2011, we filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-3 (the “Registration Statement”) to register the shares for sale under our amended and restated distribution reinvestment plan (the “DRP”) at a reinvestment price of $9.50 per share, until such time as our Board of Directors publicly announces an estimated value of our shares. The Registration Statement automatically became effective with the SEC upon filing. However, the Registration Statement must also be declared effective or exempt from registration in the various states before shares may be sold under the DRP. We have submitted the necessary registration or exemption applications to the respective states and are now awaiting such declaration of registration or exemption.
     In order to comply with legal and regulatory requirements we must wait to pay the February distribution until the Registration Statement is declared effective or exempt from registration in all states. We expect to obtain such registration or exemption some time in the next few weeks, at which point, we intend to pay the February distribution, at the rate of 6% per annum, and the March distribution, at the rate of 3% per annum.
     The information furnished under this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Trust of America, Inc.
Dated: April 8, 2011	By:	/s/ Gustav G. Remppies
		Name:	Gustav G. Remppies
		Title:	President

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